EXHIBIT 99.1

Natus Medical Completes Acquisition of Excel-Tech Ltd.

SAN CARLOS, Calif. (November 29, 2007) – Natus Medical Incorporated (Nasdaq:BABY) today announced that it has completed its acquisition of Excel-Tech Ltd. (“Xltek”), based in Oakville, Ontario, Canada.

Jim Hawkins, President and Chief Executive Officer of Natus, commented, “We are very pleased to have acquired Xltek, as it affirms our position as a market leader in neurology and brings Natus one step closer to achieving our stated goal of growing revenue to a $250 million annual run-rate by the end of 2008.”

“This acquisition adds to our growth opportunities by broadening our product offerings in neurology, including Xltek’s products for the diagnosis of peripheral nervous system dysfunction,” added Hawkins. “Xltek’s full line of products for the neurology clinician expands our current product offerings with products that include a high-end long-term EEG patient monitoring system for the diagnosis of epilepsy, electromyography systems, or EMG systems, used in the diagnosis of neuropathies and myopathies, and intra-operative monitoring systems, or IOM systems, used during surgical procedures in the operating room.”

“In addition, we plan to leverage our combined direct sales channels in the United States and Canada, and provide new distribution for Xltek products through the Natus international distribution organization, now operating in over 80 countries,” added Hawkins.

Natus completed the acquisition by way of a statutory plan of arrangement in Canada under which Natus acquired all of the outstanding common shares of Xltek at a cash price of C$3.25 per share. The transaction is valued at approximately USD $63.5 million.

Natus believes the acquisition will be immediately accretive to earnings, excluding associated one-time charges.

Xltek reported revenue of C$32.5 million in the twelve months ended July 31, 2007 and cash and cash equivalents of C$16.4 million as of July 31, 2007, and owns the land and building housing their corporate facility in Oakville, a suburb of Toronto, Ontario, Canada.

In addition to available cash on hand, Natus financed $35 million of the purchase price through new senior term and revolving credit facilities with Wells Fargo Bank N.A.

Cowen and Company, LLC served as financial advisor to Natus, and RBC Capital Markets served as financial advisor to Xltek.

Financial Guidance

Natus also announced that it plans to issue 2008 financial guidance during the latter half of December 2007.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and newborn care. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatology, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, statements regarding the benefits of the acquisition of Xltek by Natus, including the expected accretive impact of the acquisition on the earnings of Natus and Natus’ expectations of reaching a $250 million annual revenue run rate by the end of 2008. These statements relate to future events or Natus’ future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The future results of Natus could differ materially due to a number of factors, including the effects of competition, challenges incurred in integrating acquired companies, the demand for products and services, the ability to expand sales in international markets, the ability to maintain current sales levels in a mature domestic market, the ability to control costs, and risks associated with bringing new products to market. Natus disclaims any obligation to update information contained in any forward-looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus’ annual report on Form 10-K for the year ended December 31, 2006, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

COMPANY CONTACT:

Natus Medical Incorporated

Steven J. Murphy

Chief Financial Officer

(650) 802-0400

InvestorRelations@Natus.com